EXHIBIT 99.1

NEWS BULLETIN	RE: NOBLE ROMAN’S, INC.

6612 E. 75th Street, Suite 450

Indianapolis, IN 46250

FOR ADDITIONAL INFORMATION, CONTACT:

For Media Information: Scott Mobley, President & CEO (smobley@nobleromans.com)

For Investor Relations: Paul Mobley, Executive Chairman (pmobley@nobleromans.com)

Mike Cole, Investor Relations: 949-444-1341 (mike.cole@mzgroup.us)

Noble Roman’s Issues Additional 2nd Quarter Interim Update

(Indianapolis, Indiana) – July 10, 2023 - Noble Roman’s, Inc. (OTCQB: NROM), the Indianapolis based franchisor and licensor of Noble Roman’s Pizza and Noble Roman’s Craft Pizza & Pub, today issued an additional follow-up report on the 2nd quarter and made public an updated 2023 shareholder presentation.

Scott Mobley, Noble Roman’s President and CEO, stated, “In our last interim update on June 20th, we announced that we had so far signed 28 new franchise agreements for our non-traditional segment this year. I am pleased to report that we actually concluded the 2nd quarter with a total of 41 new franchise agreements so far in 2023. This is an exciting achievement and exceeds the number signed for the entirety of 2022. We are now heavily focused on moving these from signed agreements to open units generating ongoing revenue streams.

“We also continued the efficiencies in operating costs in June that we achieved in the Craft Pizza & Pub segment during April and May. We pivoted to increased value promotion during July, having seen signs of consumer spending weakness, but the cost of that promotion should prove to be more than overcome by the robust increase in sales it generated.

“Finally, we would like to announce the availability of the 2023 Shareholder Presentation which may be obtained at www.nrom.info/presentation (or as Exhibit 99.2 to the company’s Current Report on Form 8-K filed today, July 10, 2023). Although we will provide a few updates to the information in this report on August 10th at our annual meeting of shareholders, the material contains timely information for both new and existing shareholders; we thought many might appreciate access to it now.”

Mobley concluded by saying, “As I stated in our last update, we will remain focused on and pursue our strategies to: continue the accelerated growth of our non-traditional franchise locations; maintain improved margins and staffing stability at our company-owned Craft Pizza & Pub restaurants; and address the company’s capital resources to enable faster growth of company-owned and franchised Craft Pizza & Pub locations.”

The statements contained above concerning the company’s future revenues, profitability, financial resources, market demand and product development are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) relating to the company that are based on the beliefs of the management of the company, as well as assumptions and estimates made by and information currently available to the company’s management. The company’s actual results in the future may differ materially from those indicated by the forward-looking statements due to risks and uncertainties that exist in the company’s operations and business environment, including, but not limited to the continuing effects of the COVID-19 pandemic and its aftermath, competitive factors and pricing and cost pressures, non-renewal of franchise agreements, shifts in market demand, the success of franchise programs, including the Noble Roman’s Craft Pizza & Pub format and the ability to convert the sales pipeline into sold units, the company’s ability to successfully operate an increased number of company-owned restaurants, the outcome of the election of directors at the company’s 2023 annual meeting of shareholders (as discussed under “Part II-Other Information” in Form 10-Q filed with SEC on May 10, 2023), general economic conditions, changes in demand for the company’s products or franchises, the company’s ability to service its loans and refinance its debt under suitable terms, the acceptance of the amended federal Form 941 returns relating to the ERTC, the impact of franchise regulation, the success or failure of individual franchisees and inflation and other changes in prices or supplies of food ingredients and labor as well as the factors discussed under “Risk Factors” contained in this company’s Annual Report on Form 10-K for the year ended December 31, 2022. Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended.

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Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with its upcoming 2023 Annual Meeting. The Company filed its definitive proxy statement and a WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) on June 16, 2023 in connection with any such solicitation of proxies from the Company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information can also be found in the Company’s other SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2022, filed on April 13, 2023. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge on the Company’s website at www.nobleromans.com under the heading “Investor Relations.”

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